Exhibit 99.1

Release:    March 31, 2022

CP statement on the Transportation Safety Board investigation report into Feb. 4, 2019 derailment near Field, B.C.

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) today has issued the following statement regarding the Transportation Safety Board (TSB) investigation report (Report) into the Feb. 4, 2019 derailment that tragically took the lives of three CP railroaders.

CP continues to mourn the loss of Dylan Paradis, Andrew Dockrell and Daniel Waldenberger-Bulmer. This is a tragedy that will never be forgotten and one which has strengthened CP’s unwavering commitment to safety across its entire operation.

Given the gravity of this incident and the tragic loss of life, it was extremely disappointing that the TSB misrepresented the facts at today’s news conference and misunderstood key facts about the incident in its Report. Specifically:

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At the news conference, the TSB’s Manager, Head Office and Western Regional Operations – Rail, misrepresented what happened on the locomotive when the relief crew arrived to relieve the inbound crew. The relief crew did not immediately decide to apply handbrakes upon arriving at the locomotive. The Report itself contradicts his statement. Per the TSB report, the relief crew had been on board the locomotive for over 20 minutes and had performed another job briefing before the train started to move. No decision to apply handbrakes was made during this time.

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The assessment of the situation and the decision to apply brake retainers were made using the collective knowledge and experience of everyone involved. Both the locomotive engineers of the inbound crew and the relief crew were fully-trained, qualified and certified, and were well-experienced in the handling of trains on mountain grades. The trainmaster was also a qualified locomotive engineer with experience on mountain grades. Both crews and trainmaster agreed on the appropriate steps to be taken in line with existing procedure. The Field Hill operating procedure itself was based on operating practices established in collaboration with the running trades employees, Transport Canada and company management in the wake of previous incidents more than two decades ago. This was not an issue of training and/or experience.

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The TSB has erroneously concluded, based on inappropriate extrapolation of data and unsupported inferences, that the involved-train exhibited poor braking performance. As confirmed in the Report, the train involved in the incident was fully functional, met all industry standards and passed all regulatory brake test inspections.

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CP demonstrated that its Safety Management System contains all of the necessary elements as required by regulations. CP’s safety hazard reporting procedure was effective, both in form and in execution. There were no systemic hazards that were not appropriately addressed, including Field Hill train braking performance, by CP’s Safety Management System.

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CP has a robust training and certification program that meets or exceeds applicable regulatory standards, utilizing leading technology and focusing on practical application. Learning at CP is never complete, and CP’s training programs are continuously being updated and refined using the most current practices and learnings to confirm complete understanding.

CP has a strong culture of safety and always works to improve. CP remains the industry leader in technology-driven train inspections with a decade-long track record of reduced train accidents and improved train performance.

Throughout this investigation, CP fully cooperated with the TSB. CP strongly believes that real and substantive safety improvements are only achieved when fact-based and objective analysis is undertaken to truly understand the causes and contributing factors of an incident like the Field derailment.

CP will be addressing the inaccuracies and misrepresentations made at today’s news conference and in the Report in greater detail directly with the TSB.

This matter remains the subject of a preliminary inquiry by the RCMP.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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